Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have audited the accompanying combined and consolidated balance sheet of Midcoast Kansas General Partner, L.L.C and Midcoast Kansas Pipeline L.L.C (hereafter collectively referred to as the Company) as of December 31, 2006 and the related combined and consolidated statements of operations and members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined and consolidated financial position of Midcoast Kansas General Partner L.L.C. and Midcoast Kansas Pipeline L.L.C. as of December 31, 2006 and the combined and consolidated results of its operations and members’ capital, and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Murrell, Hall, McIntosh & Co PLLP

Oklahoma City, Oklahoma
January 8, 2008

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
COMBINED AND CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006
($ in thousands)

ASSETS
Current assets:
Cash	$40
Accounts receivable, trade	1,759
Other receivables	9
Other current assets	357

Total current assets	2,165

Property and equipment, net of accumulated depreciation of $18,780	89,461

Other assets:
Other assets	4
Intangibles, net of accumulated amortization of $1,695	4,000

Total assets	$95,630

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$633
Current portion of intercompany payables	14,493
Accrued expenses	4,054

Total current liabilities	19,180

Non-current liabilities:
Long-term intercompany debt	45,000
Asset retirement obligation	1,856

Non-current liabilities	46,856

Total liabilities	66,036

Commitments and contingencies	—

Members’ capital	29,594

Total liabilities and members’ capital	$95,630

The accompanying notes are an integral part of these financial statements.

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
AND MEMBERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2006
($ in thousands)

Revenue:
Pipeline revenue	$18,771
Other revenue	5

Total revenues	18,776

Costs and expenses:
Pipeline operating costs	6,167
General and administrative	2,655
Depreciation, depletion and amortization	4,969

Total costs and expenses	13,791

Operating income	4,985

Other income (expense):
Interest income	24
Interest expense	(3,735)

Total other income (expense)	(3,711)

Net income before income taxes	1,274

Provision for income taxes	—

Net income	1,274

Members’ capital balance, beginning of period	33,715
Dividends	(5,395)

Members’ capital balance, end of period	$29,594

The accompanying notes are an integral part of these financial statements.

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2006
($ in thousands)

Cash flows from operating activities:
Net income	$1,274
Adjustments to reconcile net income to cash provided by operations:
Depreciation and depletion	4,539
Accretion of asset retirement obligation	23
Amortization of intangibles	407
Change in assets and liabilities:
Accounts receivable and other receivables	524
Due to related parties	(295)
Other current assets	(18)
Accounts payable and other payables	(653)
Accrued expenses	1,148
Other current liabilities	(1,452)

Net cash provided by operating activities	5,497

Cash flows from investing activities:
Additions to property and equipment	(328)
Additions to other assets	(4)

Net cash (used in) investing activities	(332)

Cash flows from financing activities:
Capital distributions	(5,395)
Change in asset retirement obligation	258

Net cash (used in) financing activities	(5,137)

Net increase in cash	28
Cash, beginning of period	12

Cash, end of period	$40

Supplemental disclosure of cash flow Information:
Cash paid during the period for:
Interest expense	$3,735
Income taxes	$—
The accompanying notes are an integral part of these financial statements.

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
          During October 2002, Midcoast Kansas General Partner, L.L.C. and Midcoast Kansas Pipeline, L.L.C. acquired 99.9% and 0.1%, respectively, of Enbridge Pipelines (KPC). The accompanying financial statements include the combined and consolidated accounts of Midcoast Kansas General Partner, L.L.C., Midcoast Kansas Pipeline, L.L.C. and Enbridge Pipelines (KPC), their wholly owned subsidiary, and hereafter collectively are referred to as the “Company”.
          As of December 31, 2006, Enbridge Energy Partners, L.P. had a controlling interest in both Midcoast Kansas General Partner, L.L.C. and Midcoast Kansas Pipeline, L.L.C.
          Enbridge Pipelines (KPC) (“KPC”), formerly known as Kansas Pipeline Company, was formed in 1998 as a general partnership for the purpose of transporting natural gas through an interstate natural gas pipeline in the states of Oklahoma, Kansas and Missouri.
          KPC is engaged in interstate commerce and, as such, is subject to the rules and regulations of the Federal Energy Regulatory Commission (the “FERC”) pursuant to the Natural Gas Policy Act of 1978.
Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Basis of Accounting
          The Company’s financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. The accompanying financial statements include the combined accounts of Midcoast Kansas General Partner, L.L.C. and Midcoast Kansas Pipeline, L.L.C. consolidated with KPC, their wholly owned subsidiary, after elimination of all material inter-company accounts, transactions and profits.
Cash Equivalents
          For purposes of the consolidated financial statements, the Company considers investments in all highly liquid instruments with original maturities of three months or less at date of purchase to be cash equivalents.
Cash Management Program
          The Company has established a cash management agreement with Enbridge Energy Partners, L.P., the administrator of the cash management program. The agreement establishes the Company’s policy for cash pooling activities as per the guidelines established by FERC. The agreement (1) encompasses the tracking and documentation requirements for deposits and withdrawals; (2) the guidelines for the settlement of accumulated intercompany balances, the establishment of demand promissory notes and the related interest calculations for the loans to settle the intercompany balances; and (3) a policy regarding other responsibilities of the administrator. This agreement was filed with FERC in December 2003.

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
Accounts Receivable
          The Company establishes a provision for losses on accounts receivable, as well as for gas imbalances, due from shippers and operators, if such amounts owed are determined to be uncollectible. Collectability is reviewed periodically and the allowance is adjusted as necessary primarily under the specific identification method. As of December 31, 2006, the Company did not have an allowance for doubtful accounts and had incurred no bad debts expense for the year then ended.
Transportation and Exchange Gas Balances
          In the course of providing transportation services to customers, natural gas pipelines may receive different quantities of gas from shippers than the quantities delivered on behalf of those shippers. These transactions result in transportation and exchange gas imbalance receivables and payables. Such imbalances are recorded as current assets or current liabilities in the accompanying balance sheets using the posted index prices of the applicable approved tariffs, which approximate market rates. These imbalances are required to be resolved within a specified period of time and the resolution can be through imbalance trading with other shippers or by utilizing the cash-out procedures specified in each tariff. As of December 31, 2006, the Company had transportation and exchange gas balances due from customers totaling $0 and transportation and exchange gas balances due to customer totaling $3,957,000.
Financial Instruments
          The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, and notes payable, and long term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.
Property, Plant and Equipment
          Additions to property, plant and equipment are recorded in the property accounts at cost. For constructed assets, these costs include contracted services, materials and indirect charges for engineering, supervision and general and administrative costs. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. Gains or losses on retirements that include an entire depreciable property unit are included in income. All other dispositions or retirements are removed from property accounts at cost and such amounts plus removal costs less salvage are charged to accumulated depreciation. For the year ended December 31, 2006, depreciation expense totaled $4,538,888.
Depreciation of property, plant and equipment is computed using the straight-line method as follows:

Main line system	25 years
Pumping equipment, buildings, tanks, compressors, meters, and other operating equipment	7 years
Vehicles, office furniture & equipment	7 years

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2006, property, plant and equipment consisted of the following:

Main line system	$106,829,000
Pumping equipment, buildings, tanks, compressors, meters, and other operating equipment	614,000
Vehicles, office furniture & equipment	798,000

108,241,000
Less: Accumulated depreciation	18,780,000

Total property, plant and equipment	$89,461,000

Income Taxes
          Each of the entities included in the combined consolidated statements of the Company are taxed at the member or partner level and are not subject to federal income taxes at the entity level.
Revenue Recognition
          Customers are invoiced and the related revenue is recorded in the period transportation services on the Company’s pipeline are provided to customers.
Allocation of Salary and Overhead Expense Policy
          Enbridge Energy Partners, L.P. allocates certain overhead expenses to the Company, based on actual time incurred by certain individuals and the appropriate portion of general corporate overhead which was attributable to the Company.
Asset Retirement Obligations
          The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143, as interpreted by FASB Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations, requires the Company to recognize an asset retirement obligation related to the anticipated abandonment of its natural gas and oil pipelines.
          Asset retirement obligations are recorded in the period in which they are incurred and reasonably estimable, including those obligations for which the timing and method of settlement are conditional on a future event that may or may not be within the control of the Company. In identifying asset retirement obligations, the Company considers identification of legally enforceable obligations, changes in existing law, estimates of potential settlement dates, and the calculation of an appropriate discount rebate to be unused in calculating the fair value of the obligations. For those assets where a range of potential settlement dates may be reasonably estimated, obligations are recorded. The Company routinely reviews and reassesses its estimates to determine if an adjustment to the value of the asset retirement obligation is required.
Recent Accounting Pronouncements
          In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment, which revised SFAS No. 123, Accounting for Stock-Based Compensation. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This statement is effective as of the beginning of the first annual reporting period that

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
begins after June 15, 2005. Since the issuance of SFAS No. 123(R), three FASB Staff Positions (FSPs) have been issued regarding SFAS No. 123(R): FSP FAS No. 123(R)-1—Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123(R), FSP FAS No. 123(R)-2—Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R), and FSP FAS No. 123(R)-3—Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards. Implementation of SFAS No. 123(R) did not have a material effect on the Company’s financial statements.
          In March 2005, the FASB issued FASB Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations. FIN 47 specifies the accounting treatment for conditional asset retirement obligations under the provisions of SFAS No. 143. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. KPC adopted this statement effective December 31, 2005. Implementation of FIN 47 did not have a material effect on the Company’s financial statements.
          In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior period financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. Implementation of SFAS No. 154 had no material effect on the Company’s financial statements.
          In June 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-10, Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds. EITF Issue No. 04-10 confirmed that operating segments that do not meet the quantitative thresholds can be aggregated only if aggregation is consistent with the objective and basic principles of SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. The consensus in this issue should be applied for fiscal years ending after September 30, 2005, and the corresponding information for earlier periods, including interim periods, should be restated unless it is impractical to do so. The adoption of EITF Issue No. 04-10 had no material impact on the Company’s disclosures.
          In September 2005, the EITF reached a consensus on Issue No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. EITF Issue No. 04-13 requires that purchases and sales of inventory with the same counterparty in the same line of business should be accounted for as a single non-monetary exchange, if entered into in contemplation of one another. The consensus is effective for inventory arrangements entered into, modified or renewed in interim or annual reporting periods beginning after March 15, 2006. The adoption of EITF Issue No. 04-13 is not expected to have a material impact on the Company’s financial statements.
          In February 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments (SFAS No. 155), which amends FASB Statements No. 133 and No. 140. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation, and broadens a Qualified Special Purpose Entity’s permitted holdings to include passive derivative financial instruments that pertain to other derivative financial instruments. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring after the beginning of an entity’s first fiscal year beginning after September 15, 2006. SFAS No. 155 has no current applicability to the Company’s financial statements. Management plans to adopt SFAS No. 155 on January 1, 2007 and it is anticipated that the initial adoption of this statement will not have a material impact on the Company’s financial position, results of operations, or cash flows.

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
     In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), an interpretation of FASB Statement No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006 and has no current applicability to the Company’s financial statements. Management is assessing the impact of the adoption of FIN 48.
          In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands the required disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management is assessing the impact of the adoption of SFAS No. 157.
          In September 2006, the FASB issued Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158), an amendment of FASB Statements Nos. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. SFAS No. 158 has no current applicability to the Company’s financial statements. Management is assessing the impact of the adoption of SFAS No. 158.
          In September 2006, the Securities Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB No. 108). SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings and disclose the nature and amount of each individual error being corrected in the cumulative adjustment. Management is assessing the impact of the adoption of SAB No. 108
          In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), an amendment of FASB Statement No. 115. SFAS No. 159 addresses how companies should measure many financial instruments and certain other items at fair value. The objective is to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management is assessing the impact of the adoption of SFAS No. 159.
2. INTANGIBLE ASSETS
          The Company capitalized $5,695,000 for the value of existing transportation agreements in place as of October 2002, the date it acquired the KPC general partnership interests. These costs are being amortized over 14 years, the estimated remaining lives of the existing transportation contracts taking into consideration anticipated renewals. The Company incurred $407,000 in amortization expense during the

MIDCOAST KANSAS GENERAL PARTNER, L.L.C.
AND MIDCOAST KANSAS PIPELINE, L.L.C.
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
year ended December 31, 2006. Anticipated amortization expense related to the capitalized value of transportation agreements for each of the next five years is as follows:

Year ended December 31,	Amount
2007	$407,000
2008	407,000
2009	407,000
2010	407,000
2011	407,000
          The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. The Company did not recognize any impairment losses during the fiscal year ended December 31, 2006.
3. ASSET RETIREMENT OBLIGATION
          The aggregate carrying amount of the asset retirement obligation recognized by the Company was $1,599,000 as of December 31, 2005 and $1,856,000 as of December 31, 2006:

Balance at December 31, 2005	$1,599,000
Additional accruals	182,000
Liabilities settled	—
Accretions expense	75,000
Revisions in estimated cash flows	—

Balance at December 31, 2006	$1,856,000

4. MAJOR CUSTOMERS
          Operating revenues consist of transportation revenues relating to customers in the states of Kansas, Missouri and Oklahoma. Two customers accounted for approximately 98% of operating revenues in 2006. Kansas Gas Service and Missouri Gas Energy accounted for approximately 61% and 37%, respectively, of revenues in 2006.
5. OPERATING LEASES
          At December 31, 2006, there were no future lease rentals with a non-cancelable term of more than one year, except for the Oklahoma intrastate pipeline lease discussed in Note 6.

MIDCOAST KANSAS GENERAL PARTNER LP AND MIDCOAST KANSAS LP
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
6. COMMITMENTS AND CONTINGENCIES
Transportation Commitments
          The Company has long-term transportation contracts through October 2009 with two major customers in which the Company has committed to transport up to 149,457 thousand cubic feet (Mcf) of natural gas per day based on rates for transmission of gas as authorized by the FERC. Certain other sales and transportation contracts totaling 62,568 million British thermal units (MMBtus) per day have been extended on a transportation-only basis through October 2014. In addition, transportation contracts totaling 13,757 MMBtus per day extend to March and September 2017.
Lease Commitments
          The Company has an agreement to lease capacity of 90,000 MMBtus per day in an Oklahoma intrastate pipeline system for the purpose of providing intrastate gas transportation services. Monthly rental payments are based on the actual volume of MMBtus transported through the leased pipeline, subject to minimum monthly payments. The minimum monthly payments are derived from minimum yearly lease obligations stipulated in the agreement. The agreement is effective until October 31, 2009. The Company incurred expenses under the agreement of $1,981,000 during 2006. Estimated future expenses are expected to be: $2,257,000 for 2007, $2,257,000 for 2008, and $1,851,000 for 2009 for a total lease commitment under the agreement of $6,365,000 as of December 31, 2006.
Legal Matters
          As of December 31, 2006, the Company was subject to certain lawsuits and actions identified as (i) the Langley Litigation (i.e. a case styled as Langley v. Fortrend Int’l., L.L.C., et, al., Case No. 04-2546-JWL, in the United States District Court for the District of Kansas), and (ii) nine cases (collectively, the “ACA Cases”) involving the Missouri Public Service Commission’s challenge to the prudence of Missouri Gas Energy (MGE) entering into a contract with Kansas Pipeline Company (the predecessor to KPC). The Company did not accrue any liability for potential losses related to this litigation as of December 31, 2006.
          The Company is involved in various legal actions arising in the ordinary course of business. While it is not feasible to predict the ultimate outcome of these actions, management believes that the resolution of these matters will not have a material adverse effect, either individually or in the aggregate, on the Company’s financial position, results of operations or cash flows.
Environmental Matters
          The Company is not aware of any events of non-compliance with respect to environmental matters, the effects of which would have a material effect on its financial position, results of operations or cash flows.
7. RELATED PARTY TRANSACTIONS
          Balances in accounts receivable from and accounts payable to associated companies relate to activities in the normal course of business. At December 31, 2006, the Company had accounts receivable from associated companies of $64,000, and accounts payable to associated companies of $1,576,000.
          In accordance with its cash management agreement, KPC has an outstanding note payable to an affiliate of $1,195,000 at December 31, 2006. The note is due on demand and accrues interest based on the Applicable Federal Rate (AFR) as posted by the Internal Revenue Service each month (6.30% at December 31, 2006).
          In November 2004, KPC issued a long term debt payable to an affiliate of $45,000,000. The promissory note matures November 26, 2014 and accrues interest based on the AFR of 7.49%.

MIDCOAST KANSAS GENERAL PARTNER LP AND MIDCOAST KANSAS LP
NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
          Transactions with related parties consist of transportation of gas or affiliates and corporate charges allocated from Enbridge Midcoast Energy, L.P. During the year ended December 31, 2006, KPC conducted the following transactions with affiliated entities:

December 31, 2006
Revenue from Transportation of Gas of Affiliates	$198,000
Allocated corporate G&A expenses	$2,655,000
8. SUBSEQUENT EVENT
          On November 1, 2007, all of the membership interests in Midcoast Kansas General Partner, L.L.C. and Midcoast Kansas Pipeline, L.L.C., the two general partners of KPC, were acquired for $133 million, subject to a working capital adjustment, pursuant to a Purchase and Sale Agreement dated October 9, 2007, by and among Enbridge Midcoast Energy, L.P., Midcoast Holdings No. One, L.L.C., and Quest Midstream Partners, L.P.